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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Optium Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 13, 2007

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Optium Corporation to be held at 11:00 A.M., local time, on Monday, December 17, 2007 at the offices of DrinkerBiddle & Reath, LLP located at One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania, 19103-6996.

        At this annual meeting, you will be asked to elect two class I directors for three-year terms, and to ratify the selection of our independent registered public accountants. The board of directors unanimously recommends that you vote FOR election of the director nominees and FOR ratification of the selection of the independent registered public accountants.

        Details regarding the matters to be acted upon at this annual meeting appear in the accompanying proxy statement. Please give this material your careful attention.

        Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Very truly yours,
Eitan Gertel Chairman of the Board, President and Chief Executive Officer

OPTIUM CORPORATION
200 Precision Road
Horsham, Pennsylvania 19044
(267) 803-3800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 17, 2007

To the Stockholders of Optium Corporation:

        The annual meeting of stockholders of Optium Corporation, a Delaware corporation (the "Company"), will be held on Monday, December 17, 2007, at 11:00 A.M., local time, at the offices of DrinkerBiddle & Reath, LLP located at One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania, 19103-6996, for the following purposes:

        1.     To elect two (2) class I members to the board of directors as directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

        2.     To ratify the selection of the accounting firm of Ernst & Young LLP as the Company's independent registered public accountants for the current fiscal year; and

        3.     To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on November 1, 2007 are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card.

By Order of the Board of Directors,
Christopher E. Brown Secretary

Horsham, Pennsylvania November 13, 2007

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

        IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

OPTIUM CORPORATION
200 Precision Road
Horsham, Pennsylvania 19044

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held On December 17, 2007

November 13, 2007

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Optium Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on Monday, December 17, 2007, at 11:00 A.M., local time, at the offices of DrinkerBiddle & Reath, LLP located at One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania, 19103-6996, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended July 28, 2007, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the form of proxy are expected to be first mailed to stockholders on or about November 19, 2007.

        The purposes of the annual meeting are to elect two class I directors for three-year terms and to ratify the selection of the Company's independent registered public accountants for the current fiscal year. Only stockholders of record at the close of business on November 1, 2007 will be entitled to receive notice of and to vote at the annual meeting. As of such date, 25,437,763 shares of common stock, $.0001 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

        Stockholders may vote in person or by proxy. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Optium Corporation, 200 Precision Road, Horsham, Pennsylvania 19044, Attention: Secretary, before the taking of the vote at the annual meeting.

        The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        For Proposal 1, the election of class I directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the annual meeting shall be elected as directors. For Proposal 2, the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accountants for the current fiscal year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

        The persons named as attorneys-in-fact in the proxies, Christopher Brown and David Renner, were selected by the board of directors and are officers of the Company. All properly executed proxies returned in time to be counted at the annual meeting will be voted by such person at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, and FOR ratification of the selection of the independent registered public accountants.

        Aside from the election of directors and ratification of the selection of the independent registered public accountants, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the person named as attorney-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of November 1, 2007: (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each named executive officer; (iii) by each director or nominee; and (iv) by all directors and executive officers as a group. Unless otherwise noted below, the address of each person listed on the table is c/o Optium Corporation, 200 Precision Road, Horsham, Pennsylvania 19044.

Name of beneficial owner(1)	Shares beneficially owned(2)	Percentage of shares beneficially owned(3)
Directors:
Eitan Gertel(4)	848,619	3.3%
James Barbookles(5)	6,482	*
Joseph Chinnici	—	—
Christopher Crespi(6)	18,674	*
Kerry DeHority(7)	11,347	*
Steven Foster(8)	1,399,660	5.5
Russell Johnson(9)	3,074,707	12.1
Morgan Jones(10)	6,713,955	26.4
Named Executive Officers:
Christopher Brown(11)	38,014	*
Mark Colyar(12)	262,381	1.0
Anthony Musto(13)	200,544	*
David Renner(14)	174,999	*
All executive officers and directors as a group (14 persons)(15)	12,915,301	48.6
Holders of more than 5% of common stock:
Battery Ventures	6,713,955	26.4
KPLJ Ventures	3,021,250	11.9
TPG Ventures	1,399,660	5.5
T. Rowe Price Associates, Inc.(16)	2,801,600	11.0

*
Represents less than 1% of the outstanding common stock.

(1)
Except as otherwise indicated, addresses are c/o Optium Corporation, 200 Precision Road, Horsham, Pennsylvania, 19044. The address of Battery Ventures is 20 William Street, Suite 200, Wellesley, Massachusetts 02481. The address of Kalkhoven, Pettit, Levin & Johnson Ventures is 149 Commonwealth Drive, Suite 2008, Menlo Park, California 94025. The address of TPG Ventures is 2882 Sand Hill Road, Suite 106, Menlo Park, California 94025. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of November 1, 2007.

(3)
Applicable percentage of ownership as of November 1, 2007 is based upon 25,437,763 shares of common stock outstanding.

(4)
Consists of 315,494 shares held by Mr. Gertel individually, 533,125 shares issuable to Mr. Gertel upon exercise of stock options immediately exercisable or exercisable within 60 days of November 1, 2007, and 40,763 shares issuable to Mr. Gertel upon exercise of a warrant that is immediately exercisable. Does not include 97,770 shares held by the Eitan Gertel Family Trust Dated 12/31/99 and 211,991 shares held by the Eitan Gertel Irrevocable Trust 2001, with respect to which trusts Mr. Gertel does not have sole or shared voting and investment power. With respect to the 533,125 shares issuable to Mr. Gertel upon exercise of stock options, 156,255 of such shares as of December 31, 2007 (60 days from November 1, 2007) would be subject to a right of repurchase by us at a per share price equal to the lesser of cost or fair market value at the time of repurchase in the event that Mr. Gertel's service relationship were terminated on December 31, 2007 without any acceleration of vesting with respect to such shares. This right of repurchase would expire periodically through March 14, 2010 on the same vesting schedule as that for the applicable stock options.

(5)
Consists of 6,482 shares issuable to Mr. Barbookles upon exercise of stock options immediately exercisable or exercisable within 60 days of November 1, 2007.

(6)
Consists of 18,674 shares issuable to Mr. Crespi upon exercise of stock options immediately exercisable or exercisable within 60 days of November 1, 2007.

(7)
Consists of 11,347 shares issuable to Mr. DeHority upon exercise of stock options immediately exercisable or exercisable within 60 days of November 1, 2007.

(8)
Consists of 1,399,660 shares held by TPG Ventures, L.P. Steve Foster is a director at TPG Ventures, the management company of TPG Ventures, L.P. and may be deemed to share voting and investment power with respect to the shares owned by the TPG Ventures, L.P. Mr. Foster disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)
Consists of 49,655 shares held by Mr. Johnson individually, an aggregate of 3,802 shares held by Mr. Johnson's children and 3,021,251 shares owned by KPLJ Ventures. Mr. Johnson is a partner at KPLJ Ventures and may be deemed to share voting and investment power with respect to the shares held by KPLJ Ventures. Mr. Johnson disclaims beneficial ownership of the shares held by KPLJ Ventures except to the extent of his pecuniary interest therein.

(10)
Consists of 6,445,397 shares held by Battery Ventures VI, L.P. and 268,558 shares held by Battery Investment Partners VI, LLC. The sole general partner of Battery Ventures VI, L.P. is Battery Partners VI, LLC. The managing members of Battery Partners VI, LLC are Thomas J. Crotty, Oliver D. Curme, Richard D. Frisbie, Morgan M. Jones (one of our directors), Kenneth P. Lawler, Mark H. Sherman, David Tabors and Scott R. Tobin, who hold voting and dispositive power for the shares held by Battery Ventures VI, L.P. Each of Messrs. Crotty, Curme, Frisbie, Jones, Lawler, Sherman, Tabors and Tobin disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The managers of Battery Investment Partners VI, LLC are Thomas J. Crotty and Oliver D. Curme, who hold voting and dispositive power for the shares held by Battery Investment Partners VI, LLC. Mr. Jones is a member of Battery Investment Partners VI, LLC. Each of Messrs. Crotty, Curme and Jones disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)
Consists of 1,901 shares held by Mr. Brown individually and 36,113 shares issuable to Mr. Brown upon exercise of stock options immediately exercisable or exercisable within 60 days of November 1, 2007.

(12)
Consists of 60,298 shares held by Mr. Colyar individually, 202,083 shares issuable to Mr. Colyar upon exercise of stock options immediately exercisable or exercisable within 60 days of November 1, 2007, and 7,250 shares issuable upon exercise of a warrant that is immediately exercisable. Does not include 31,250 shares held by the Mark Colyar Irrevocable Trust, with respect to which trust Mr. Colyar does not have sole or shared voting and investment power. With respect to the 202,083 shares issuable to Mr. Colyar upon exercise of stock options, 82,207 of such shares as on December 31, 2007 (60 days from November 1, 2007) would be subject to a right of repurchase by us at a per share price equal to the lesser of cost or fair market value at the time of repurchase in the event that Mr. Colyar's service relationship were terminated on December 31, 2007 without any acceleration of vesting with respect to such shares. This right of repurchase would expire periodically through April 14, 2010 on the same vesting schedule as that for the applicable stock options.

(13)
Consists of 38,044 held by Mr. Musto individually, 162,500 shares issuable to Mr. Musto upon exercise of stock options immediately exercisable or exercisable within 60 days of November 1, 2007, and 483 shares issuable to Mr. Musto upon exercise of a warrant that is immediately exercisable. With respect to the 162,500 shares issuable to Mr. Musto upon exercise of stock options, 73,960 of such shares as of December 31, 2007 (60 days from November 1, 2007) would be subject to right of repurchase by us at a per share price equal to the lesser of cost or fair market value at the time of repurchase in the event that Mr. Musto's service relationship were terminated on December 31, 2007 without any acceleration of vesting with respect to such shares. This right of repurchase would expire periodically through April 14, 2010 on the same vesting schedule as that for the applicable stock options.

(14)
Consists of 20,833 shares held by Mr. Renner individually, and 154,166 shares issuable to Mr. Renner upon exercise of stock options immediately exercisable or exercisable within 60 days of November 1, 2007. With respect to the 154,166 shares issuable to Mr. Renner upon exercise of stock options, 76,739 of such shares as of December 31, 2007 (60 days from November 1, 2007) would be subject to right of repurchase by us at a per share price equal to the lesser of cost or fair market value at the time of repurchase in the event that Mr. Renner's service relationship were terminated on December 31, 2007 without any acceleration of vesting with respect to such shares. This right of repurchase would expire periodically through April 14, 2010 on the same vesting schedule as that for the applicable stock options.

(15)
Includes an aggregate of 1,124,490 shares issuable upon exercise of stock options held by 14 executive officers and directors.

(16)
Based on a Schedule 13G, filed on August 31, 2007 with the Securities and Exchange Commission by T. Rowe Price Associates, Inc., ("Price Associates") a registered investment advisor with respect to beneficial ownership of 2,801,600 shares. Price Associates has sole voting power with respect to 198,500 shares and sole dispositive power with respect to 2,801600 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

        Our board of directors currently consists of eight members. Our amended and restated certificate of incorporation divides the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Steven Foster and Russell Johnson and recommended that each be elected to the board of directors as a class I director, each to hold office until the annual meeting of stockholders to be held in the year 2010 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Messrs. Foster and Johnson are class I directors whose terms expire at this annual meeting. The board of directors is also composed of (i) three class II directors (James Barbookles, Joseph Chinnici and Morgan Jones), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2008 and (ii) three class III Directors (Christopher Crespi, Kerry DeHority and Eitan Gertel) whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2009. Mr. Gertel serves as our president and chief executive officer.

        The board of directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW.

        The following table sets forth the nominees to be elected at the annual meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with us currently held by each nominee and director, the year each nominee's or director's current term will expire and each nominee's and director's current class:

Nominee's or director's name and year first became a director	Position(s) with the Company	Year current term will expire	Current class of director
Nominees for Class I Directors:
Steven Foster 2004	Director	2007	I
Russell Johnson 2004	Director	2007	I
Continuing Directors:
James Barbookles 2006	Director	2008	II
Joseph Chinnici 2007	Director	2008	II
Morgan Jones 2000	Director	2008	II
Christopher Crespi 2005	Director	2009	III
Kerry DeHority 2006	Director	2009	III
Eitan Gertel 2001	President, Chief Executive Officer and Chairman of the Board	2009	III

EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth our directors and executive officers, their ages, and the positions currently held by each such person with the Company.

Name	Age	Position
Eitan Gertel	45	Chairman of the Board, President and Chief Executive Officer
Christopher Brown	40	General Counsel and Vice President of Corporate Development
Mark Colyar	44	Senior Vice President of Engineering and General Manager Optium U.S.
Anthony Musto	47	Vice President of Sales and Marketing
Simon Poole	49	Vice President of Business Development and General Manager Optium Australia
David Renner	39	Chief Financial Officer and Vice President of Finance
Sagie Tsadka	44	Vice President and General Manager Optium Israel
James Barbookles	58	Director
Joseph Chinnici(1)(2)	53	Director
Christopher Crespi(2)(3)(4)	44	Director
Kerry DeHority(2)	45	Director
Steven Foster(2)(3)	45	Director
Russell Johnson	58	Director
Morgan Jones(3)(4)	38	Director

(1)
Lead independent director.

(2)
Member of the audit committee.

(3)
Member of the nominating and corporate governance committee.

(4)
Member of the compensation committee.

        Eitan Gertel has served as our President and as a director since March 2001 and as Chief Executive Officer and Chairman of the Board since February 2004. Mr. Gertel worked as Vice President and General Manager of the former transmission systems division, or TSD, of JDSU from 1995 to 2001. JDSU is a provider of broadband test and management solutions and optical products. Mr. Gertel holds a B.S.E.E. from Drexel University.

        Christopher Brown has served as our General Counsel and Vice President of Corporate Development since August 2006. Prior to this, Mr. Brown was a partner at the law firm of Goodwin Procter LLP from January 2005 to August 2006, a partner at the law firm of McDermott, Will & Emery from January 2003 to January 2005 and an associate at McDermott, Will & Emery from March 2000 to January 2003. Mr. Brown holds a B.A. in Economics and a B.A. in Political Science from the University of Massachusetts at Amherst and a J.D. from Boston College Law School.

        Mark Colyar has served as our Senior Vice President of Engineering since April 2001 and General Manager of our U.S. operations since February 2004. Mr. Colyar served in various positions at JDSU's former TSD division from November 1995 to April 2001, including the Director of Sales and Marketing, Vice President of Engineering and Vice President of Operations. Mr. Colyar holds a B.S.E.E. from Drexel University.

        Anthony Musto has served as our Vice President of Sales and Marketing since April 2001. Mr. Musto worked at JDSU as a Director of Marketing from 1999 to 2001. Prior to this, Mr. Musto was the Director of Business Development at Sarnoff Corporation, where he was responsible for the optical, microwave, and computing areas. Mr. Musto has also held positions with Microwave

Semiconductor Corporation, Optimax, and AEL Defense Corporation. Mr. Musto holds a B.S.E.E. from Pennsylvania State University.

        Simon Poole has served as our Vice President of Business Development since March 2006 as General Manager of Optium Australia since January 2007. Dr. Poole served as Vice President of Business Development for Engana Pty Limited from July 2005 until its acquisition by us in March 2006. Dr. Poole was a founder of Engana and served as its joint Chief Executive Officer from January 2002 until July 2005 and its Chief Executive Officer from September 2001 to January 2002. Prior to this, Dr. Poole was the founder and Chief Executive Officer of Indx Pty. Ltd., a provider of fiber Bragg gratings, which was acquired in October 1997 by Uniphase, now a part of JDSU, and served JDSU Australia as General Manager from the time of such acquisition to April 1998 and as Technical Director from April 1998 to February 2001. Dr. Poole holds a B.Sc. in electrical engineering and a Ph.D. in optical fibers from Southampton University.

        David Renner has served as our Chief Financial Officer since February 2004 and served as our Vice President of Finance and Administration from May 2002 through January 2004. Mr. Renner worked for us as a consultant in the areas of financial reporting, forecasting and enterprise resource planning from January 2002 through April 2002. Prior to this, Mr. Renner worked as the Corporate Director of Financial Shared Services for JDSU in 2001 and as the Director of Finance at JDSU's former TSD division from 1999 to 2001. Mr. Renner holds a B.A. in business administration from the University of San Diego.

        Sagie Tsadka has served as our Vice President and General Manager of Optium Israel since May 2007. From September 2000 to May 2007, he was President and CEO of Kailight Photonics Inc., which was acquired by Optium in May 2007. Prior to Kailight, Mr. Tsadka was Core Technology Manager at Applied Materials/PDC Group from March 1997 to August 2000. Between September 1991 and March 1997, he served as a researcher and Project Manager at Soreq NRC. A graduate of the prestigious "Talpiot" program of the Israel Defense Forces, Mr. Tsadka began his career managing plans for new weapons development with the IDF Ground Corps, where he spent 5 years from August 1986 to September 1991. Mr. Tsadka holds a B.Sc. in Physics and Mathematics from the Hebrew University in Jerusalem and an M.Sc. in Physics from Tel Aviv University.

        James Barbookles has served as a director since September 2006. Mr. Barbookles is the chairman and chief executive officer of Nova Analytics Corporation and Nova Technologies Corporation, suppliers and integrators of electrochemistry and flow analysis instrumentation. Mr. Barbookles joined Nova Analytics Corporation in September 2003 and Nova Technologies Corporation in June 2006. Prior to joining Nova Analytics Corporation, Mr. Barbookles served as president and chief executive officer of Orion Research Inc. and Thermedics Detection Inc., wholly owned subsidiaries of Thermo Electron Corporation, from December 1995 through March 2003. Mr. Barbookles holds a B.S. in electrical engineering from Buffalo State University and a M.B.A. from Renssalaer Polytechnic Institute.

        Joseph Chinnici has served as a director since June 2007. Mr. Chinnici has served as Senior Vice President, Finance and Chief Financial Officer of Ciena Corporation since 1997 after joining Ciena in 1994 as Controller. Ciena is a supplier of communications networking equipment, software and services that support the delivery and transport of voice, video and data services. Mr. Chinnici announced plans to retire from Ciena by the end of calendar year 2007, but will continue to serve as Ciena's Chief Financial Officer until a replacement is named. Mr. Chinnici currently serves on the board of directors for Sourcefire, Inc. He received his B.S. degree in accounting from Villanova University and an M.B.A. from Southern Illinois University.

        Christopher Crespi has served as a director since November 2005. Mr. Crespi is co-founder and president of Pacific Realm, LLC, a small investment fund which invests in private growth companies and equity funds. Mr. Crespi worked as managing director of Banc of America Securities LLC from November 1999 until his retirement in January 2004. Mr. Crespi currently serves on the board of directors of Sirenza Microdevices, Inc. Mr. Crespi holds a B.S.E.E. from University of California at Davis and an M.B.A. from Kellogg Graduate School of Management at Northwestern University.

        Kerry DeHority has served as a director since March 2006. Mr. DeHority is the chief executive officer of Global Upside Corp., an outsourcing solutions provider for finance, accounting and document management. Prior to Global Upside, Mr. DeHority held multiple senior management positions within JDSU. From 1997 to 2000, Mr. DeHority served as vice president and corporate controller for JDSU and was vice president of business development concentrating on JDSU's merger and acquisition efforts during 2000 and 2001. Mr. DeHority has held certified public accountant licenses in the states of Virginia and California and holds a B.S. in accounting from Old Dominion University.

        Steven Foster has served as a director since March 2004. Mr. Foster is a managing director at TPG Ventures, a venture capital firm and a stockholder of Optium. Mr. Foster has been with TPG Ventures since 2000. Mr. Foster was a partner at Crosspoint Venture Partners, a venture capital firm from 1998 to 2000 and a director of business development for 3Com Corporation from 1995 to 1998. Mr. Foster holds a B.S. in commerce from Santa Clara University and an M.B.A. from Kellogg Graduate School of Management at Northwestern University.

        Russell Johnson has served as a director since March 2004. Mr. Johnson is a partner at Kalkhoven, Pettit, Levin & Johnson Ventures LLC, a venture capital firm and a stockholder of Optium. Mr. Johnson worked as senior vice president of global sales and marketing at JDSU from May 1998 to September 2000. Mr. Johnson holds a B.S.E.E. from New Mexico State University and an M.B.A. from Purdue University.

        Morgan Jones has served as a director since November 2000. Mr. Jones is a general partner at Battery Ventures, a venture capital firm and a stockholder of Optium. Mr. Jones has been with Battery Ventures since 1996. Mr. Jones holds a B.S. in engineering science from Harvard University and an M.S. in electrical engineering from Stanford University.

        There are no family relationships among any of our directors or executive officers.

        Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

        The board of directors has determined that Messrs. Barbookles, Chinnici, Crespi, Dehority, Foster, Johnson, and Jones are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ, and the Securities and Exchange Commission, (the "SEC") including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of NASDAQ and the SEC.

Executive Sessions of Independent Directors

        Non-management directors meet at regularly scheduled executive sessions without management participation. At least once a year, an executive session is held with only independent directors. Executive sessions are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Mr. Jones served as our lead independent director until September 19, 2007, and Mr. Chinnici currently serves as the lead independent director. In this role, Mr. Chinnici will serve as chairperson of the independent director sessions and will assist the board in assuring effective corporate governance. The independent directors of the board of directors met in executive session two times during our 2007 fiscal year.

Policies Governing Director Nominations

  Director Qualifications

        The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

  •
  nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;

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  nominees must be highly accomplished in his or her respective field, with superior credentials and recognition;

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  nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;

  •
  nominees must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the nominee may serve; and

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  nominees must, to the extent such nominee serves or has previously served on other boards, demonstrate a history of actively contributing at board meetings.

        The nominating and corporate governance committee also considers all facts and circumstances that it deems appropriate, including the skills, depth and breath of business experience, independence and other background characteristics of candidates for director nominee.

  Process for Identifying and Evaluating Director Nominees

        The board of directors has delegated the selection and nomination process for members of the board of directors to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

        Generally, the nominating and corporate governance committee identifies candidates for director nominee in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems appropriate. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors' approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

        The nominating and corporate governance committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's annual meeting of stockholders.

        All recommendations for nomination must be in writing and include the following:

  •
  Name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner;

  •
  A representation that the stockholder is a record holder of the Company's securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

  •
  Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the proceeding five full fiscal years of the individual recommended for consideration as a director nominee;

  •
  The total number of shares of our capital stock that will be voted for the director nominee by the stockholder making the recommendation;

  •
  A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the board of directors from time to time and set forth in the Company's Corporate Governance Guidelines;

  •
  A description of all arrangements or understandings between the stockholder and the proposed director candidate;

  •
  All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the board of directors and elected; and

  •
  A written statement from the stockholder making the recommendation stating why such recommended candidate meets our criteria and would be able to fulfill the duties of a director.

        Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

  Optium Corporation
  200 Precision Road
  Horsham, Pennsylvania 19044
  Attn: Secretary of Optium Corporation

  or by facsimile at (267) 803-1687, Attention: Secretary of Optium Corporation.

        Our secretary will promptly forward any such nominations to the nominating and corporate governance committee. Once the nominating and corporate governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the board of directors.

Policy Governing Security Holder Communications with the Board of Directors

        The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communication as follows:

  For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:

    Optium Corporation
    200 Precision Road
    Horsham, Pennsylvania 19044
    Attn: Chairman of the Board of Directors

    or by facsimile at (267) 803-1687, Attention: Chairman of the Board of Directors.

  For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

    Optium Corporation
    200 Precision Road
    Horsham, Pennsylvania 19044
    Attn: [Name of the director]

    or by facsimile at (267) 803-1687, Attention: [Name of the director].

        We will forward any such security holder communication to the chairman of the board of directors, as a representative of the board of directors, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board of directors for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Effective following our initial public offering in October 2006, our policy is to schedule a regular meeting of the board of directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. None of our non-management board members attended the annual meeting of stockholders held in 2006 prior to our initial public offering.

Board of Directors Evaluation Program

        The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts it own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

        For more corporate governance information, you are invited to access the Corporate Governance subsection of the Investor Relations section of our website available at http://ir.optium.com.

Code of Ethics

        We have adopted a "code of ethics," as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance subsection of the Investor Relations section of our website available at http://ir.optium.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: Optium Corporation, 200 Precision Road, Horsham, Pennsylvania 19044, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on Corporate Governance subsection of the Investor Relations section of our website available at http://ir.optium.com and/or in our public filings with the Securities and Exchange Commission.

        For more corporate governance information, you are invited to access the Corporate Governance subsection of the Investor Relations section of our website available at http://ir.optium.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        The board of directors met eleven times during the fiscal year ended July 28, 2007, and took action by unanimous written consent seven times. Each of the directors attended at least 75% of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during our 2007 fiscal year. The board of directors has the following standing committees: audit committee; compensation committee; and nominating and corporate governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at the Corporate Governance subsection of the Investor Relations section of our website available at http://ir.optium.com. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

        The audit committee of the board of directors currently consists of Messrs. Chinnici, Crespi, DeHority and Foster, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC for audit committee members. Mr. DeHority serves as the chairman of the audit committee. In addition, the board of directors has determined that each of Messrs. Chinnici and DeHority qualifies as an "audit committee financial expert" under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to each of Messrs. Chinnici's and DeHority's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon either of Messrs. Chinnici or DeHority any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and the board of directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors.

        The audit committee met seven times during the fiscal year ended July 28, 2007 and did not take any action by unanimous written consent. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance subsection of the Investor Relations section of our website available at http://ir.optium.com.

        As described more fully in its charter, the audit committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the audit committee responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

  •
  pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

  •
  preparing the audit committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement.

Compensation Committee

        The compensation committee of the board of directors currently consists of Messrs. Crespi and Jones, each of whom is an independent director within the meaning of the director independence standards of NASDAQ, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Rule 162(m) of the Internal Revenue Code. Mr. Crespi serves as the chairman of the compensation committee. The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

  •
  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

  •
  determining the compensation for executive officers other than our chief executive officer;

  •
  overseeing and administering our incentive-based compensation, equity-based compensation, welfare, benefit and pension plans and similar plans;

  •
  reviewing and making recommendations to the board with respect to director compensation; and

  •
  preparing the compensation committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement.

        The compensation committee met three times and took action by unanimous written consent eleven times during the fiscal year ended July 28, 2007. As part of our equity compensation procedures, the Compensation Committee typically acts by written consent each month to effect grants to newly hired employees. The compensation committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance subsection of the Investor Relations section of our website available at http://ir.optium.com.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee of the board of directors currently consists of Messrs. Crespi, Foster and Jones, each of whom is an independent director within the meaning of the director independence standards of NASDAQ. Mr. Jones serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include:

  •
  developing and recommending to the board criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines;

  •
  reviewing and approving related party transactions; and

  •
  overseeing the evaluation of the board and management.

        The nominating and corporate governance committee met two times during the fiscal year ended July 28, 2007 and did not take any action by unanimous written consent. The nominating and corporate governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance subsection of the Investor Relations section of our website available at http://ir.optium.com.

Compensation Committee Interlocks and Insider Participation

        During our 2007 fiscal year Messrs. Crespi and Jones served as members of the compensation committee. During the last fiscal year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        This report is submitted by the audit committee of the board of directors. The audit committee for our 2007 fiscal year consisted of Messrs. DeHority (chairman), Crespi and Foster. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by NASDAQ and the Securities and Exchange Commission, including Rule 10A-3(b)(1)

under the Exchange Act. For the Company's 2007 fiscal year, Mr. DeHority was an "audit committee financial expert" as defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

        The audit committee oversees the Company's accounting and financial reporting processes on behalf of the board of directors. The Company's management has the primary responsibility for the financial statements. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company's consolidated financial statements for the fiscal year ended July 28, 2007, including a discussion of, among other things, the quality of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company's financial statements.

        The audit committee also reviewed with Ernst & Young LLP, the Company's independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission and other applicable regulations. The audit committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young LLP with that firm's independence.

        The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.

        Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended July 28, 2007.

        The audit committee has also evaluated the performance of Ernst & Young LLP, including, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services in 2006. Information about Ernst & Young LLP's fees for our 2007 fiscal year is discussed below in this proxy statement under "Proposal 2—Ratification of Selection of Independent Registered Public Accountants." Based on its evaluation, the audit committee has recommended that the Company retain Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the Company's 2008 fiscal year.

Respectfully submitted by the Audit Committee for the Company's 2007 fiscal year,
Kerry DeHority (chairman) Christopher Crespi Steven Foster

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        The compensation committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of NASDAQ, outside directors within the meaning of Section 162(m) of the Internal Revenue Code and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company's cash and equity incentive plans. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification. Messrs. Crespi (chairman) and Jones are the current members of the compensation committee.

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended July 28, 2007 with management. In reliance on its review and the discussions referred to above, the compensation committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in the proxy statement for the Company's fiscal year ended July 28, 2007 for filing with the SEC.

Respectfully submitted by the Compensation Committee,
Christopher Crespi (chairman) Morgan Jones

COMPENSATION AND OTHER INFORMATION
CONCERNING OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

  Executive Compensation Philosophy and Objectives

        The compensation committee of our board of directors oversees the development of our compensation plans and policies for our executive officers. The compensation committee is composed entirely of non-employee Directors. See "Board of Directors and its Committees—Compensation Committee." Eitan Gertel, our Chief Executive Officer, provides significant input on the compensation, including salaries, incentive payments and equity awards, of the other Named Executive Officers and his other direct reports. Our Named Executive Officers include, in addition to Mr. Gertel, Mark Colyar, Senior Vice President of Engineering and General Manager Optium U.S., Christopher Brown, General Counsel and Vice President of Corporate Development, Anthony Musto, Vice President of Sales and Marketing, and David Renner, Chief Financial Officer and Vice President of Finance. The compensation committee determines the annual base salary, annual and long-term incentive opportunities and equity-based awards provided to our Chief Executive Officer, and determines the compensation of our other executive officers after taking into consideration the recommendations of our Chief Executive Officer.

        Our executive compensation program is designed to attract, retain and motivate highly qualified executives and to align their interests with the interests of our stockholders. The ultimate goal of our program is to attract, retain, motivate, and reward those management employees who enable our company to achieve its business objectives. We seek to achieve this goal through a program that rewards executives for superior performance, as measured by both financial and non-financial factors, and includes major compensation components that are linked to the achievement of certain operational, financial and product development objectives aimed at increasing both long-term and short-term stockholder value. Our use of equity-based awards that vest over time is also intended to encourage our executives to remain employed by us.

        The compensation committee's executive compensation philosophy is to emphasize a "pay-for-results" concept, in which an individual's future monetary growth and career advancement are dependent upon their evaluated performance, as well as our meeting and/or exceeding our financial goals.

        Our executive compensation program is composed of three key components intended to reflect individual and corporate performance, competitive conditions, and our overall financial performance:

  •
  base salary;

  •
  performance-based cash and/or equity bonuses; and

  •
  periodic grants of long-term stock-based compensation, such as stock options or restricted stock units.

  Base salaries

        We determine our executive base salaries based on job responsibilities and individual performance. Our goal is to attract the most qualified employees to fuel the growth of our company. The compensation committee plans to review the salaries of our executives annually and future salary adjustments will be primarily based on an individual's evaluated performance against pre-established objectives. Beginning in our 2008 fiscal year, we also have begun to benchmark the amounts we pay against comparable competitive market compensation for similar positions within the optics, networking and electronics industries. Consistent with our pay-for-results philosophy, we intend to target base salaries for our executive officers between the 40th to 50th percentiles of the base salaries for similar positions at peer companies. We intend to use peer company benchmarks in order to make sure that we are offering competitive salaries that will enable us to attract qualified candidates from other companies in related industries and to retain our executive talent.

  Cash and current equity bonuses

        We intend to target total base and bonus compensation, meaning base salary plus additional cash and current equity bonuses paid, to be at the 50th percentile or above for total annual base and annual cash and current equity bonus compensation for similar positions at peer companies, with potentially greater total amounts payable for achieving performance that meets or exceeds expectations.

        Prior to our initial public offering in October 2006, we did not have a formal annual incentive performance bonus plan for our Named Executive Officers. During the fall of 2006, the compensation committee developed our Fiscal Year Executive Officer Bonus Plan, or the Bonus Plan, for our Named Executive Officers. In December 2006, the Bonus Plan was completed and formally adopted by the compensation committee effective for our 2007 fiscal year. Awards under the Bonus Plan may be made in any combination of cash, unrestricted equity or equity with time- and/or future performance-based vesting. The compensation committee intends to review and modify the Bonus Plan where appropriate at least once each fiscal year, with any changes effective only for future fiscal years except, under exceptional circumstances. The Bonus Plan has three award categories: (i) a general annual bonus amount applicable to all Named Executive Officers, referred to as the General Bonus, the potential size of which is expressed as a percentage of base salary of the applicable participant and is determined by our financial performance relative to financial metric targets, (ii) an additional potential annual award of up to $350,000 for our Chief Executive Officer, referred to as the CEO Additional Bonus, and (iii) additional potential awards of up to $10,000 per quarter for our Vice President of Sales and Marketing, referred to as the VP Sales Additional Bonus.

        Payments under the General Bonus category of the Bonus Plan are intended to tie incentive payments for our Named Executive Officers directly to our financial performance for the year. With respect to the General Bonus, each of our Named Executive Officers has the potential to receive total General Bonus awards each fiscal year with a value of a maximum of up to 100% of the Named Executive Officer's base salary. The actual percentage of base salary that the Named Executive Officers may receive for a particular fiscal year under the General Bonus category is determined mathematically by reference to our financial performance during a fiscal year relative to targets for such fiscal year set by the compensation committee for two financial metrics. These financial metrics are total revenue and non-GAAP operating income, which is determined by excluding certain non-cash and/or non-recurring charges from net income calculated in accordance with GAAP. Each target is weighted equally when determining the potential size of the General Bonus amounts for a fiscal year (i.e., if we achieve in a fiscal year 100% of the target for one financial metric and 110% of the target for the other financial metric, the potential size of the General Bonus would be determined by reference to an average achievement of 105% of the targets).

        The compensation committee intends to set these financial metric targets at levels where the target size of the General Bonus amount would be 40% of base salary with superior financial results and individual performance. General Bonus achievement levels and financial targets will vary from fiscal year to fiscal year as the compensation committee reviews and modifies the Bonus Plan for the applicable fiscal year. However, the maximum General Bonus payable to any Named Executive Officer for any fiscal year will remain an amount equal to 100% of base salary.

        Payment of a percentage of the potential General Bonus amount as calculated under the Bonus Plan is based only on corporate performance, rather than individual performance, and is non-discretionary. This non-discretionary percentage may vary from fiscal year to fiscal year as the compensation committee reviews and modifies the Bonus Plan. The remaining balance of the potential

General Bonus amount available to be paid to a particular Named Executive Officer is discretionary and determined by the compensation committee's evaluation of such officer's individual performance.

        We intend to make semi-annual payments of the General Bonus to each Named Executive Officer equal to approximately one-half of the full annual amount we expect to pay to the Named Executive Officer with respect to the General Bonus so as to more closely tie bonus payments to the contemporaneous performance of our company and the applicable Named Executive Officer. The semi-annual payments made prior to the end of the applicable fiscal year are based upon our and the applicable Named Executive Officer's projected performance for the entire fiscal year as of the date of determination of such semi-annual payments. In the event that semi-annual payments of the General Bonus based on the expected size of the full year General Bonus exceed the amounts actually determined by full year performance, none of the Named Executive Officers will be required or requested to repay any amounts previously received.

        In addition to General Bonus awards, our Chief Executive Officer is eligible for an additional annual award, referred to as the CEO Additional Bonus, of up to $350,000 under the Bonus Plan. In determining the size, if any, of the CEO Additional Bonus, the compensation committee will consider our company's achievement during the fiscal year in strategic development, investor relations, human resources and corporate citizenship, as well as our stock trading price performance, in each case during the applicable fiscal year. We believe that the leadership of our CEO is critical to the achievement of our corporate goals in these areas and that the CEO Additional Bonus is an appropriate incentive intended to aid in the achievement of these corporate goals. Payment of any amount of the CEO Additional Bonus is 100% discretionary, with the amount of any award determined by the compensation committee. We intend to make semi-annual payments of the CEO Additional Bonus equal to approximately one-half of the full annual amount we expect to pay to our Chief Executive Officer with respect to the CEO Additional Bonus so as to more closely tie payments to the contemporaneous performance of our company and the Chief Executive Officer with respect to the targeted corporate goals. The semi-annual payment made prior to the end of the applicable fiscal year is based upon our and our Chief Executive Officer's projected performance for the entire fiscal year as of the date of determination of such semi-annual payment. In the event that semi-annual payment of the CEO Additional Bonus, based on expected full year CEO Additional Bonus exceeds the amount actually determined by full year performance, the Chief Executive Officers will not be required or requested to repay any amounts previously received.

        In addition to General Bonus awards, our Vice President of Sales and Marketing is eligible for additional awards, referred to as the VP Sales Additional Bonuses, of up to $10,000 per quarter under the Bonus Plan. In determining the size, if any, of each quarterly VP Sales Additional Bonus amount, the compensation committee will consider our company's achievement in product order development during the applicable fiscal quarter. We believe that the leadership of our vice president of sales and marketing is critical to the achievement of our corporate goals for product order development and that the VP Sales Additional Bonus is an appropriate incentive intended to aid in the achievement of these corporate goals. Payment of the VP Sales Additional Bonuses is 100% discretionary with the final award amounts determined by the compensation committee. Any VP Sales Additional Bonuses will be paid semi-annually with respect to the two most recently completed fiscal quarters.

        In addition to payments under the Bonus Plan, the compensation committee may make other cash and/or equity incentive awards to one or more of our Named Executive Officers when it deems appropriate under the circumstances.

  Long-term stock option and restricted stock unit grants

        We believe that equity ownership in our company is important to provide our executive officers with long-term incentives to build value for our stockholders. Our compensation committee determines the amount and terms of all equity grants made under our stock option and incentive plan. Long-term equity grants are considered by the compensation committee to be part of the overall compensation package for our employees, including our Named Executive Officers. We intend to target the annual value of total compensation to our Named Executive Officers, including base salary, annual cash and equity incentive bonuses, and long-term stock option and restricted stock unit grants, to be at 50th percentile or above for total direct compensation for similar positions at peer companies, with potentially significantly greater total compensation payable for exceptional performance. Each of our employees, including our executives, receives a long-term equity grant when the employee joins our company. These initial grants typically are stock option grants with a per share exercise price equal to fair market value on the date of grant, with a four-year vesting period with 25% of the grant vesting after one year and the balance vesting monthly or quarterly thereafter.

        Periodically, and at least annually, the compensation committee considers additional long-term equity grants for existing employees, including our Named Executive Officers. These additional long-term grants will also typically have a four-year vesting period. However, the compensation committee has and will make additional long-term equity grants to existing employees, including Named Executive Officers, with vesting periods of less than four years and/or based on performance-based vesting measures as it deems appropriate under the circumstances to retain executives and other employees and to better link the achievement of our corporate goals to individual equity-based compensation. In addition, beginning in our 2008 fiscal year, the compensation committee expects to make any long term equity grants to existing employees in the form of outright grants of restricted stock units subject to vesting rather than in the form of stock option grants.

        We expect that we will continue to provide new executives with initial long-term equity grants in the form of stock options or restricted stock units in our 2008 fiscal year to provide long-term compensation incentives and that we will continue to rely on performance-based and retention grants in the future to provide additional incentives for current executives and to ensure that the interests of our executives are appropriately aligned with those of our stockholders to further incentivize our executives to lead our company for future growth. In the future, our compensation committee may also consider awarding additional or alternative forms of equity incentives, such as grants of restricted stock, stock appreciation rights, and other performance-based awards.

  Other compensation

        Consistent with our compensation philosophy to attract and retain talent, we provide employee benefits for all employees, including executive officers, which include health and dental benefits, life insurance benefits, long and short-term disability coverage, and a 401(k) savings plan. We believe these benefits are competitive with those offered by other companies and specifically those companies with which we compete for employees. We have no structured perquisite benefits for any Named Executive Officers, and we currently do not provide any deferred compensation programs or pensions to any Named Executive Officers. Our general policy is to pay the moving expenses of executives who relocate to the area of our headquarters in connection with becoming employed by us.

        We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended. Provisions of our certificate of incorporation and by-laws, as well as indemnification agreements entered into with each of our Named Executive Officers, obligate us to hold our Named Executive Officers harmless with respect to liabilities arising out of any such acts or omissions. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Compensation of Our Chief Executive Officer and Other Named Executive Officers in Fiscal 2007

  Base salaries

        Until October 27, 2006, our company was privately-held, our cash resources were limited, and there was no assurance that we would be successful in completing an initial public offering or other fund-raising sufficient to sustain our long-term operations. In this context, the base salaries of our Named Executive Officers were set at levels believed to be affordable by our company and sufficient to retain our Named Executive Officers.

        At the beginning of our 2007 fiscal year, the base salaries of our Named Executive officers were as follows: $250,000 for Mr. Gertel, $190,000 for Mr. Colyar, $176,000 for Mr. Musto and $150,000 for Mr. Renner. Mr. Brown was not an employee of our company at the beginning of our 2007 fiscal year. Mr. Brown joined our company in August 2006 with a base salary of $190,000.

        In December 2006, the compensation committee reviewed the base salaries of Messrs. Musto and Renner to ensure that their base salary levels were equitable in relation to those of our other executives after considering the relative contributions of Messrs. Musto and Renner. As a result, the compensation committee determined to increase the base salaries of each of Messrs. Musto and Renner to $180,000 effective in December 2006.

  Cash and current equity bonuses

        In December 2006, the compensation committee formally adopted our Bonus Plan described above in "Executive Compensation Philosophy and Objectives—Cash and current equity bonuses." As noted above, the Bonus Plan has three award categories: (i) a general annual bonus amount applicable to all Named Executive Officers, referred to as the General Bonus, the potential size of which is expressed as a percentage of base salary of the applicable participant and is determined by our financial performance relative to financial metric targets, (ii) an additional potential annual award of up to $350,000 for our Chief Executive Officer, referred to as the CEO Additional Bonus, and (iii) additional potential awards of up to $10,000 per quarter for our Vice President of Sales and Marketing, referred to as the VP Sales Additional Bonus. Under the Bonus Plan as in effect for our 2007 fiscal year, the size of the potential General Bonus as a percentage of base salary with corporate achievement at different average percentages of the set financial metric targets were as set forth on the table below.

Average percentage achievement of financial metric targets	Potential General Bonus amount as a percentage of base salary
Less than 90%	0%
90%	20%
130%	60%
150% or greater	100%

For average percentage achievement of financial metric targets at an amount between the percentages shown in the table above, the potential General Bonus amount as a percentage of base salary would be determined by linear interpolation between the percentages. The financial metric targets set by the compensation committee for use in determining any General Bonus amount for our 2007 fiscal year were $124,800,000 in revenue and $11,100,000 in non-GAAP operating income.

        In February and March 2007, the compensation committee considered the fiscal year to-date and the potential full year performance of our company and each of the Named Executive Officers in order to determine the amounts, if any, of semi-annual payments with respect to the General Bonus and the CEO Additional Bonus, as well as any VP Sales Additional Bonuses for the first two quarters of our 2007 fiscal year. At the time of this review, our revenue and non-GAAP operating income results for the first half of our 2007 fiscal year combined with our expectations for the second half of the fiscal year were running well ahead of the financial metric targets set by the compensation committee. After consideration of our actual and expected financial results, as well as a review of the individual performance of each Named Executive Officer in the first half of our 2007 fiscal year, the compensation committee determined in March 2007 to make semi-annual General Bonus payments to the Named Executive Officers in the following amounts: $60,000 for Mr. Gertel, $42,750 for Mr. Colyar, $38,000 for Mr. Brown, $36,000 for Mr. Musto and $36,000 for Mr. Renner.

        In March 2007, the compensation committee also determined to make a bonus payment of $175,000 to Mr. Gertel toward his full year $350,000 CEO Additional Bonus eligibility under the Bonus Plan. At that time, we had successfully completed our initial public offering and had made significant progress with respect to achievements in the areas considered with respect to the CEO Additional Bonus. In March 2007, the compensation committee also determined to make a $5,000 VP Sales Additional Bonus payment to Mr. Musto for the first half of our 2007 fiscal year after considering Mr. Musto's accomplishments in product order development during the period.

        As a consequence of our actual results for revenue and non-GAAP operating income for our full 2007 fiscal year, no amounts were available for payment under the General Bonus category of the Bonus Plan for our 2007 fiscal year, and no additional amounts were paid with respect to the General Bonus, the CEO Additional Bonus or the VP Sales Additional Bonus after March 2007.

  Long-term stock option and restricted stock unit grants

        Upon joining our company in August 2006, Mr. Brown received an initial stock option grant of 108,333 shares with a per share exercise price equal to the fair market value per share of our common stock at the date of grant.

        In early 2007, following the success of our initial public offering, the compensation committee undertook a review with the assistance of management of the stock and stock option holdings of our key employees. Following this review, our compensation committee determined in March 2007 to make additional stock option grants to all of our key employees, including each of our Named Executive Officers, so as to increase the equity holdings of our employees to further align the interests of our employees with those of our stockholders. All of these grants were subject to our standard four-year vesting terms for equity incentive grants. The size of the grants made to each of our Named Executive Officers was determined primarily based on the relative stock and stock option holdings of our Named Executive Officers. The number of shares subject to stock option grants made in March 2007 to each of our Named Executive Officers was as follows: 113,500 for Mr. Gertel, 31,500 for Mr. Colyar, 13,000 for Mr. Brown, 24,000 for Mr. Musto and 21,000 for Mr. Renner. The per share exercise price of the stock options granted to our Named Executive Officers was equal to the fair market value per share of our common stock at the date of grant.

  Severance Compensation and Termination Protection

        We have entered into employment agreements with each of our Named Executive Officers. These agreements are described in more detail elsewhere in this proxy statement in the section titled "Potential Benefits from Termination or Change in Control." These agreements provide for severance compensation to be paid if the applicable executive is terminated under certain conditions, such as a termination other than for "cause" by us or any successor company or a voluntary termination by the executive for "good reason" within 12 months following a change in control of us (or at any time in the case of Mr. Gertel, our Chief Executive Officer), each as defined in the agreements. Certain of the stock option and restricted stock unit agreements entered into with our Named Executive Officers also contain provisions accelerating the vesting of all or a portion of the unvested stock options or restricted stock units held by our Named Executive Officers as additional severance compensation in the events described above. These acceleration provisions are described in more detail elsewhere in this proxy statement in the section titled "Potential Benefits from Termination or Change in Control." In negotiating these agreements, it was the belief of the compensation committee that these provisions were consistent with executive severance arrangements that are customary for public companies at our stage of development.

        Our executive employment agreements and the related severance compensation provisions are designed to meet the following objectives:

  •
  Change in control.  As part of our normal course of business, we engage in discussions with other companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, more established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. We provide severance compensation if a Named Executive Officer is terminated as a result of a change of control transaction to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

  •
  Termination without cause or for good reason.  If we terminate the employment of a Named Executive Officer other than for "cause" or the executive resigns for "good reason" within 12 months following a change in control of us (or at any time in the case of Mr. Gertel, our Chief Executive Officer), each as defined in the applicable agreement, we are obligated to make certain payments based on the executive's then-effective base salary and prior bonuses. We believe this is appropriate because the terminated executive is bound by confidentiality and non-competition provisions continuing after termination. We also believe it is beneficial to have a mutually-agreed severance package in place prior to any termination event, to avoid disruptive conflicts and provide us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interests.

  Policies with Respect to Timing of Employee Equity Compensation Awards

        The compensation committee approves all our equity compensation award grants. For initial long-term equity compensation grants to newly-hired employees, the compensation committee makes stock option and/or restricted stock unit grants to these employees effective on the first trading day in the month following the date of hire. With respect to equity compensation grants to existing employees, the compensation committee makes these grants to existing employees effective on a date within our company-wide quarterly trading window, generally on the first day of the trading window. In all cases, the effective date of an equity grant is never prior to the effective date of the applicable compensation committee action (i.e., the date of the compensation committee meeting if made at a meeting, or the latest date an action by written or electronic consent is signed or transmitted by a member of the compensation committee if made by written or electronic consent). The board of directors has not delegated to any individual the power or authority to grant equity compensation awards.

        If the amount of an equity compensation award is to be determined by reference to a dollar value, the number of shares subject to the award is calculated by dividing the dollar value of the award by the closing market price on the NASDAQ Stock Market of a share of our common stock on the effective date of grant. The exercise price of all stock options is equal to or greater than the closing market price on the NASDAQ Global Market of a share of our common stock on the effective date of grant.

  Tax Considerations

        Section 162(m) of the Internal Revenue Code, or the Code, limits the deductibility of compensation paid to the most highly-compensated executive officers of U.S. publicly-traded companies to $1,000,000 per year unless the compensation qualifies as performance-based. The committee's policy is to take into account Section 162(m) in establishing compensation of our executives. However, the deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive's exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the committee has determined that it will not necessarily seek to limit executive compensation to that sum which is deductible under Section 162(m) of the Code. In our 2007 fiscal year, the Section 162(m) limitation had no impact on our after-tax compensation expense. We will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with our compensation policies and what we believe is in the best interests of our stockholders.

        In the event of a change in control of us, payments to an executive may be subject to excise tax, and may not be deductible by us, under Sections 4999 and 280G of the Internal Revenue Code. If change in control payments exceed certain threshold amounts, our employment agreement with Mr. Gertel requires that we make additional payments to Mr. Gertel to reimburse him for excise tax imposed by Section 4999 of the Internal Revenue Code, as well as other taxes with respect to the additional payments.

Executive Compensation Summary

        The following table sets forth summary compensation information for our 2007 fiscal year for our chief executive officer, chief financial officer and our three other most highly compensated executive officers, which are together referred to as our Named Executive Officers:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Option awards(1) ($)		Non-equity incentive plan compensation ($)	All other compensation(2)(3) ($)	Total ($)
Eitan Gertel Chairman of the Board, President and Chief Executive Officer	2007	$250,000		$159,391	(4)	$235,000	$7,008	$651,399
Christopher Brown General Counsel and Vice President of Corporate Development	2007	171,731	(5)	251,194		38,000	16,992	477,917
Mark Colyar Senior Vice President of Engineering and General Manager Optium U.S.	2007	190,000		44,236		42,750	4,509	281,495
Anthony Musto Vice President of Sales and Marketing	2007	178,615		33,704		41,000	4,669	257,988
David Renner Chief Financial Officer and Vice President of Finance	2007	169,615		29,491		36,000	4,389	239,495

(1)
Represents the amount of compensation cost recognized by us in our 2007 fiscal year related to stock option awards granted in our 2007 fiscal year, as described in Statement of Financial Accounting Standards No. 123R. These amounts exclude the estimate of forfeitures applied by us under SFAS No. 123R. For a discussion of valuation assumptions used in accounting for stock-based compensation, see the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-based Compensation" and Note 2 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended July 28, 2007. Please see the "Grants of Plan-Based Awards in Fiscal 2007" table below for more information regarding stock awards granted in our 2007 fiscal year.

(2)
Excludes medical, group life insurance and certain other benefits received by the named executive officers that are available generally to all of our salaried employees, and certain prerequisites and other personal benefits received by the named executive officers which do not exceed $10,000 for any named executive officer.

(3)
Represents matching 401(k) contributions, except in the case of Mr. Brown where it represents $2,119 in matching 401(k) contributions and $14,873 in relocation expenses paid on behalf of Mr. Brown following his joining our company during our 2007 fiscal year.

(4)
Does not include stock-based compensation expense recognized during the period under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, or APB 25, in the amount of $344,792 with respect to a stock option award to Mr. Gertel. This APB 25 expense was recognized in our 2007 fiscal year for an earlier stock option award that was amended during our 2006 fiscal year to adjust the exercise price of the award to the per share fair value of our common stock.

(5)
Mr. Brown became employed by us in August 2006 with a base salary of $190,000. This amount represents the amount earned by Mr. Brown from commencement of employment through July 28, 2007.

Grants of Plan-Based Awards in Fiscal 2007

        The following table sets forth, for each of our named executive officers, information about grants of plan-based awards during our 2007 fiscal year.

GRANTS OF PLAN-BASED AWARDS

		Estimated potential payouts under non-equity incentive plan awards(1)				All other option awards: number of securities underlying options(#)		Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards
Name	Grant date	Threshold ($)	Target ($)		Maximum ($)
Eitan Gertel	3/1/2007	$—	$450,000	(2)(3)	$600,000	113,500	(5)	$20.85	$1,582,916
Christopher Brown	8/28/2006 3/1/2007	—	68,692	(2)	171,731	108,333 13,000	(6) (5)	14.04 20.85	1,013,386 181,303
Mark Colyar	3/1/2007	—	76,000	(2)	190,000	31,500	(5)	20.85	439,312
Anthony Musto	3/1/2007	—	112,000	(2)(4)	220,000	24,000	(5)	20.85	334,714
David Renner	3/1/2007	—	72,000	(2)	180,000	21,000	(5)	20.85	292,874

(1)
See "Compensation Discussion and Analysis—Compensation of Our Chief Executive Officer and Other Named Executive Officers in Fiscal 2007—Cash and Current Equity Bonuses" for a discussion of our Bonus Plan for our 2007 fiscal year.

(2)
Assumes a General Bonus amount equal to 40% of base salary, pro-rated for the portion of the fiscal year during which the executive was employed by us, if applicable.

(3)
Assumes payment of a CEO Additional Bonus of $350,000.

(4)
Assumes payment of VP Sales Additional Bonuses in an aggregate amount of $40,000.

(5)
Award made under our 2006 Stock Option and Incentive Plan.

(6)
Award made under our 2000 Stock Incentive Plan.

Outstanding Equity Awards at July 28, 2007

        The following table sets forth, for each of our named executive officers, information about unexercised options that were held as of July 28, 2007.

OUTSTANDING EQUITY AWARDS AT JULY 28, 2007

Option awards
Name	Number of securities underlying unexercised options(#) exercisable		Number of securities underlying unexercised options(#) unexercisable		Option exercise price ($)	Option expiration date
Eitan Gertel	262,291 56,423 44,268 13,888	(1) (2) (4) (5)	— 47,744 80,732 27,779 113,500	(3) (3) (3) (6)	$0.48 1.08 5.40 5.76 20.85	4/30/2013 6/22/2015 2/13/2016 3/13/2016 3/2/2017
Christopher Brown	— —		108,334 13,000	(7) (8)	14.04 20.85	8/28/2016 3/2/2017
Mark Colyar	56,250 13,888 21,093 28,645 —	(9) (10) (11)	— 2,778 16,407 63,022 31,500	(3) (3) (3) (8)	0.48 0.84 0.96 9.24 20.85	4/30/2013 2/28/2014 4/4/2015 4/13/2016 3/2/2017
Anthony Musto	45,833 14,062 28,645 —	(10) (11)	— 10,938 63,022 24,000	(3) (3) (8)	0.48 0.96 9.24 20.85	4/30/2013 4/4/2015 4/13/2016 3/2/2017
David Renner	6,250 14,582 13,888 14,062 28,645 —	(9) (10) (11)	— — 2,779 10,938 63,022 21,000	(3) (3) (3) (8)	2.64 0.48 0.84 0.96 9.24 20.85	7/17/2012 4/30/2013 2/28/2014 4/4/2015 4/13/2016 3/2/2017

(1)
Represents the aggregate number of shares subject to two stock option awards made on May 1, 2003.

(2)
25% of the shares subject to this option vested on May 1, 2006 with the balance vesting in equal monthly installments through May 1, 2009. The terms of these stock option awards also provide for the acceleration of vesting of 100% of remaining unvested portion of the award upon an Acquisition (as defined in the stock option plan under which the award was made).

(3)
This stock option grant was fully exercisable as of July 28, 2007. However, if such a stock option had been exercised as of July 28, 2007, a portion of the shares issuable upon exercise would have been subject to a right of repurchase by us at a per shares price equal to the lesser of cost or fair market value at the time of repurchase in the event that the applicable executive's service relationship was terminated as of such date without any acceleration of vesting of such shares. This right of repurchase would expire periodically on the same vesting schedule as that for the stock option. Therefore, for the purposes of the table above, any shares that were exercisable but subject to a right of repurchase as of July 28, 2007 are shown as "unexercisable."

(4)
Represents the aggregate number of shares subject to two stock option awards made on February 14, 2006. The shares subject to these options vest in equal monthly installments beginning February 1, 2007 and continuing through February 1, 2010. The terms of these stock option awards also provide for the acceleration of vesting of 100% of remaining unvested portion following termination of employment without Cause or for Constructive Termination (each term as defined in the optionee's employment agreement) within one year of an Acquisition.

(5)
The shares subject to these options vest in equal monthly installments beginning April 1, 2006 and continuing through March 1, 2010. The terms of the stock option award also provide for the acceleration of 100% of remaining unvested portion following termination of employment without Cause or for Constructive Termination within one year of Acquisition.

(6)
25% of the shares subject to this option will vest on March 1, 2008 with the balance vesting in equal monthly installments through March 1, 2011. The terms of the stock option award also provide for acceleration of vesting of (i) 25% of the original grant (or 100% of remaining unvested portion if less) following termination of employment without Cause at any time or for Constructive Termination prior to an Acquisition and (ii) 100% of remaining unvested portion following termination of employment without Cause or for Constructive Termination within one year of an Acquisition.

(7)
Represents the aggregate number of shares subject to seven stock option awards made on August 28, 2006. 25% of the shares subject to these options vested on September 1, 2007 with the balance vesting in equal monthly installments through September 1, 2010. The terms of these stock option awards also provide for acceleration of vesting of 25% of the original grant (or 100% of remaining unvested portion if less) following termination of employment (i) without Cause at any time or (ii) for Constructive Termination within one year of an Acquisition.

(8)
25% of the shares subject to this option will vest on March 1, 2008 with the balance vesting in equal monthly installments through March 1, 2011. The terms of the stock option award also provide for acceleration of vesting of 25% of the original grant (or 100% of remaining unvested portion if less) following termination of employment (i) without Cause at any time or (ii) for Constructive Termination within one year of an Acquisition.

(9)
25% of the shares subject to this option vested on March 1, 2005 with the balance vesting in equal monthly installments through March 1, 2008.

(10)
25% of the shares subject to this option vested on April 1, 2006 with the balance vesting in equal monthly installments through April 1, 2009.

(11)
25% of the shares subject to this option vested on April 1, 2007 with the balance vesting in equal monthly installments through April 1, 2010. The terms of the stock option award also provide for acceleration of vesting of 25% of the original grant (or 100% of remaining unvested portion if less) following termination of employment (i) without Cause at any time or (ii) for Constructive Termination within one year of an Acquisition.

Option Exercises and Stock Vested

        During our 2007 fiscal year, none of our Named Executive Officers exercised any stock options or vested in any stock award.

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Benefits upon Termination or Change in Control

  Cash Payments and/or Acceleration of Vesting Following Certain Termination Events

        We have employment agreements, as well as equity incentive agreements, with each of our Named Executive Officers that provide for cash payments and/or acceleration of vesting following certain termination events. Except as described below in "—Automatic Acceleration of Vesting Following a Change in Control," no Named Executive Officer is entitled to any cash payments and/or acceleration of vesting following a change in control of us unless a termination event also occurs.

        The tables below set forth the cash payments and the intrinsic value (that is, the value based upon our stock price on July 28, 2007, minus any exercise price) of any equity incentives subject to acceleration of vesting that each of our Named Executive Officers would be entitled to receive in the event that such executive officer (i) had been terminated by us without cause on July 28, 2007 prior to a change in control of us, (ii) had resigned following a demotion, reduction in base salary or involuntary relocation, referred to as a resignation for good reason, on July 28, 2007 prior to a change in control of us, (iii) had been terminated by us without cause on July 28, 2007 and such date was within 12 months following a change in control, (iv) had resigned for good reason on July 28, 2007 and such date was within 12 months following a change in control of us or (v) had been terminated as the result of death or disability. The value of the acceleration of vesting of equity incentives as of July 28, 2007 utilizes a per share value of our common stock of $12.59, the closing price of our common stock on the Nasdaq Global Market on July 27, 2007. In each case, the amounts set forth in the tables below are subject to any deferrals required under Section 409A of the Internal Revenue Code of 1986, as amended and do not include any life insurance proceeds in the event of death or disability benefits in the event of disability.

        Eitan Gertel.    Mr. Gertel, our Chief Executive Officer, executed a three year employment agreement on April 14, 2006. The agreement entitles Mr. Gertel to a base salary of at least $250,000 and other incentive compensation as determined by the board of directors. In the event that Mr. Gertel is terminated without cause, we will be obligated to pay one year severance, which in all cases includes base salary, bonus as calculated in the agreement and accrued paid time off, to him, and two years severance if such termination occurs within one year following a change in control of us. In addition, if he resigns for good reason, we will be obligated to pay him one year severance (two years if such termination occurs within 12 months following a change in control of us). Certain of Mr. Gertel's equity incentive agreements provide for the acceleration of vesting of all or a portion of the unvested equity incentives upon any of the termination events described above. Mr. Gertel's employment agreement also entitles him to receive a payment equal to any excise taxes (with a full gross-up) he incurs under Section 4999 of the Internal Revenue Code in connection with any payments made to him in connection with a change in control of us.

Payments and benefits	Involuntary termination without cause prior to change in control	Voluntary termination for good reason prior to change in control	Involuntary termination without cause within 12 months following a change in control	Voluntary termination for good reason within 12 months following a change in control	Termination upon death	Termination upon disability
Cash severance	$461,667	$461,667	$1,170,000	$1,170,000	$—	$—
Health care benefits	18,627	18,627	18,627	18,627	18,627	18,627
Acceleration of equity incentives	—	—	1,319,727	1,319,727	—	—
Excise tax gross-up	—	—	603,748	603,748	—	—

Total	$480,294	$480,294	$3,112,102	$3,112,102	$18,627	$18,627

        Christopher Brown.    Mr. Brown, our General Counsel and Vice President of Corporate Development, executed a two year employment agreement on August 28, 2006. The agreement entitles Mr. Brown to a base salary of at least $190,000 and other incentive compensation as determined by the board of directors. In the event Mr. Brown is terminated without cause, we will be obligated to pay one year severance, which in all cases includes base salary, bonus as calculated in the agreement and accrued paid time off, to him, and if Mr. Brown resigns for good reason within 12 months of a change of control of us, we will also be obligated to pay one year severance to him. Mr. Brown's equity incentive agreements provide for the acceleration of vesting of all or a portion of the unvested equity incentives upon any of the termination events described above.

Payments and benefits	Involuntary termination without cause prior to change in control	Voluntary termination for good reason prior to change in control	Involuntary termination without cause within 12 months following a change in control	Voluntary termination for good reason within 12 months following a change in control	Termination upon death	Termination upon disability
Cash severance	$238,000	$—	$238,000	$238,000	$—	$—
Health care benefits(1)	—	—	—	—	—	—
Acceleration of equity incentives	—	—	—	—	—	—

Total	$238,000	$—	$238,000	$238,000	$—	$—

(1)
Mr. Brown did not participate in our health care plans as of July 28, 2007. If he had participated in our health care plans as of such date, he would have been entitled to an additional $18,627 in health care benefits in all of the circumstances described above, with the exception of a resignation for good reason prior to change in control.

        Mark Colyar.    Mr. Colyar, our Senior Vice President of Engineering and General Manager Optium U.S., executed a two year employment agreement on April 14, 2006. The agreement entitles Mr. Colyar to a base salary of $190,000 and other incentive compensation as determined by the board of directors. In the event that Mr. Colyar is terminated without cause, we will be obligated to pay one year severance, which in all cases includes base salary, bonus as calculated in the agreement and accrued paid time off, to him, and if Mr. Colyar resigns for good reason within twelve months of a change in control of us, we will also be obligated to pay one year severance to him. Certain of Mr. Colyar's equity incentive agreements provide for the acceleration of vesting of all or a portion of the unvested equity incentives upon any of the termination events described above.

Payments and benefits	Involuntary termination without cause prior to change in control	Voluntary termination for good reason prior to change in control	Involuntary termination without cause within 12 months following a change in control	Voluntary termination for good reason within 12 months following a change in control	Termination upon death	Termination upon disability
Cash severance	$254,583	$—	$257,750	$257,750	$—	$—
Health care benefits	18,627	—	18,627	18,627	18,627	18,627
Acceleration of equity incentives	76,770	—	76,770	76,770	—	—

Total	$349,980	$—	$353,147	$353,147	$18,627	$18,627

        Anthony Musto.    Mr. Musto, our Vice President of Sales and Marketing, executed a two year employment agreement on April 14, 2006. The agreement entitles Mr. Musto to a base salary of $176,000 and other incentive compensation as determined by the board of directors. In the event that Mr. Musto is terminated without cause, we will be obligated to pay one year severance, which in all cases includes base salary, bonus as calculated in the agreement and accrued paid time off, to him, and if Mr. Musto resigns for good reason within 12 months of a change in control of us, we will also be obligated to pay one year severance to him. Certain of Mr. Musto's equity incentive agreements provide for the acceleration of vesting of all or a portion of the unvested equity incentives upon any of the termination events described above.

Payments and benefits	Involuntary termination without cause prior to change in control	Voluntary termination for good reason prior to change in control	Involuntary termination without cause within 12 months following a change in control	Voluntary termination for good reason within 12 months following a change in control	Termination upon death	Termination upon disability
Cash severance	$242,133	$—	$246,000	$246,000	$—	$—
Health care benefits	18,627	—	18,627	18,627	18,627	18,627
Acceleration of equity incentives	76,770	—	76,770	76,770	—	—

Total	$337,530	$—	$341,397	$341,397	$18,627	$18,627

        David Renner.    Mr. Renner, our Chief Financial Officer and Vice President of Finance, executed a two year employment agreement on April 14, 2006. The agreement entitles Mr. Renner to a base salary of $150,000 and other incentive compensation as determined by the board of directors. In the event that Mr. Renner is terminated without cause, we will be obligated to pay one year severance, which in all cases includes base salary, bonus as calculated in the agreement and accrued paid time off, to him, and if Mr. Renner resigns for good reason within 12 months of a change in control of us, we will also be obligated to pay one year severance to him. Certain of Mr. Renner's equity incentive agreements provide for the acceleration of vesting of all or a portion of the unvested equity incentives upon any of the termination events described above.

Payments and benefits	Involuntary termination without cause prior to change in control	Voluntary termination for good reason prior to change in control	Involuntary termination without cause within 12 months following a change in control	Voluntary termination for good reason within 12 months following a change in control	Termination upon death	Termination upon disability
Cash severance	$222,000	$—	$226,000	$226,000	$—	$—
Health care benefits	18,627	—	18,627	18,627	18,627	18,627
Acceleration of equity incentives	76,770	—	76,770	76,770	—	—

Total	$317,397	$—	$321,397	$321,397	$18,627	$18,627

  Automatic Acceleration of Vesting Following a Change in Control

        As described in footnote 2 to the "Outstanding Equity Awards at July 28, 2007," one stock option grant made to Eitan Gertel provides that the vesting of that award will be accelerated upon a change in control of us without any requirement of a change in employment status. No other equity incentive award held by any of our Named Executive Officers provides for acceleration of vesting solely as the result of a change in control of us. The following table provides the intrinsic value (that is, the value based upon our stock price on July 28, 2007, minus the exercise price) of stock options that would become exercisable or vested as a result of a change in control of us as of July 28, 2007.

Name	Intrinsic value of accelerated stock options ($)
Eitan Gertel	$549,533

Director Compensation

        In furtherance of our efforts to attract and retain highly-qualified individuals to serve on our board of directors, during our 2007 fiscal year we maintained a compensation policy for our directors (other than employee directors and non-employee directors associated with our pre-initial public offering significant investors, which in our 2007 fiscal year included Steven Foster, Russell Johnson and Morgan Jones) that called for our eligible directors to receive stock option grants of various sizes with three-year vesting schedules, subject to acceleration in full upon a change in control of us, and no cash compensation. Prior to our 2007 fiscal year, we did not have a formal director compensation policy, however we did make stock option grants of various sizes in our 2006 fiscal year to Christopher Crespi and Kerry DeHority with three or four year vesting schedules and similar acceleration provisions.

        Our compensation committee recently reviewed our director compensation policy and recommended changes to the compensation payable under the policy that were adopted by the board of directors for our 2008 fiscal year. Under the new policy, directors (other than employee directors and non-employee directors associated with our pre-initial public offering significant investors) will receive a cash retainer for board membership, as well as additional cash retainers for committee membership and chairmanship, and for serving as our lead independent director. Under this new policy, each year directors will receive grants of restricted stock units with a one-year vesting schedule. Our director compensation policy will be reviewed and modified from time to time by our board of directors. Our board of directors is entitled to make further equity incentive grants and/or pay cash compensation in addition to any amount specified in this policy to any or all of our directors as it deems appropriate.

  Compensation of Our Directors in Fiscal 2007

        During our 2007 fiscal year, our directors (other than employee directors and non-employee directors associated with our pre-initial public offering significant investors) were entitled to receive upon joining our board of directors an option to purchase 16,666 shares of our common stock with a per share exercise price equal to the fair market value on the date of grant. Such option would vest monthly over a three year period and accelerate in full upon a change in control of us. In addition, the chairmen of our audit committee, compensation committee and nominating and corporate governance committee each were entitled to receive a stock option grant to purchase an additional 4,166 shares at the end of each year of committee service and the other members of these committees each were entitled to receive a stock option grant to purchase an additional 1,666 shares at the end of each year of committee service. These additional grants would have the same pricing, vesting and acceleration provisions as provided for in the initial 16,666 option grants described above. Pursuant to this policy, James Barbookles was granted an option to purchase 16,666 shares of our common stock in September 2006. In addition, in September 2006 Kerry DeHority was granted an option to purchase 4,166 shares of our common stock for his service to date as chairman of our audit committee, although such service had been for less than the one year outlined in the director compensation policy. No other equity awards were made and no cash compensation was paid to our directors during our 2007 fiscal year.

        The following table provides compensation information for our 2007 fiscal year for each of our non-employee directors. No member of our board of directors who is employed by us receives separate compensation for services rendered as a member of our board.

DIRECTOR COMPENSATION TABLE

Name	Option awards(1) ($)		Total ($)
James Barbookles	$34,894	(2)	$34,894
Joseph Chinnici	—		—	(3)
Christopher Crespi	—	(4)(5)	—
Kerry DeHority	8,723	(6)	8,723
Steven Foster	—		—
Russell Johnson	—		—
Morgan Jones	—		—

    (1)
    Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended July 28, 2007 in accordance with SFAS No. 123R. These amounts exclude the estimate of forfeitures applied by us under SFAS No. 123R. For a discussion of valuation assumptions used in accounting for stock-based compensation, see the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-based Compensation" and Note 2 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended July 28, 2007.

    (2)
    As of July 28, 2007, Mr. Barbookles had 16,667 shares underlying outstanding stock option awards.

    (3)
    Mr. Chinnici joined our board of directors in June 2007. At that time, the compensation committee was preparing to review our compensation policy for members of our board of directors. As a result, Mr. Chinnici chose to receive compensation as a member of our board of directors after completion of such review by the compensation committee.

    (4)
    As of July 28, 2007, Mr. Crespi had 33,333 shares underlying outstanding stock option awards.

    (5)
    Does not include stock-based compensation expense recognized during the period under APB 25 in the amount of $33,482 with respect to a stock option award to Mr. Crespi. This APB 25 expense was recognized in our 2007 fiscal year for an earlier stock option award that was amended during our 2006 fiscal year to adjust the exercise price of the award to the per share fair value of our common stock.

    (6)
    As of July 28, 2007, Mr. DeHority had 20,834 shares underlying outstanding stock option awards.

EQUITY COMPENSATION PLAN INFORMATION

        Securities authorized for issuance under equity compensation plans.    The following table provides information as of July 28, 2007 with respect to our equity compensation plans under which shares of our common stock are authorized for issuance, consisting of our 2000 Optium Corporation Stock Incentive Plan and our 2006 Optium Corporation Stock Option and Incentive Plan. Each of our equity compensation plans were previously approved by our board of directors and stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance(1)(2)(3)
Equity compensation plans approved by stockholders	2,276,890	(4)	$8.60	295,862
Equity compensation plans not approved by stockholders	48,979	(5)	0.60	—

Total	2,325,869		$8.43	295,862

(1)
The amounts indicated in this column exclude securities listed in the column titled "Number of securities to be issued upon exercise of outstanding options, warrants and rights."

(2)
At July 28, 2007, only shares under the 2006 Stock Option and Incentive Plan remain available for grant.

(3)
On the first day of each fiscal quarter, a number of shares of common stock equal to 0.75% of our then outstanding shares of common stock is added to the number of shares of common stock available for future issuance under our 2006 Optium Corporation Stock Option and Incentive Plan.

(4)
Consists of 1,694,315 and 582,575 outstanding options under the 2000 Stock Incentive Plan and 2006 Stock Option Incentive Plan, respectively.

(5)
Represents warrants to purchase an aggregate of 48,979 shares of our common stock issued May 1, 2003.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Other than as described below and the compensation agreements and other arrangements which are described in "Compensation and Other Information Concerning Officers and Directors," in our 2007 fiscal year, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Payment to Consultant

        During our 2007 fiscal year, we paid Guy Gertel, a sales and marketing consultant who is the brother of our chief executive officer Eitan Gertel, $145,800 in cash compensation. In addition, during the period we granted Guy Gertel (i) for no additional consideration, 2,000 shares of our common stock with a fair market value of $38,890 on the date of grant and (ii) an option to purchase 6,000 shares of our common stock at an exercise price of $13.37 per share, the per share fair market value of such shares on the date of grant. This option vests over a four year period and expires in ten years, so long as Mr. Gertel's service relationship with us continues.

Aviation Services

        During our 2007 fiscal year, we used Gertel Asset Management, a company that provides private jet air transportation, for certain business travel by our executive officers and other employees. Our chief executive officer Eitan Gertel has an ownership interest in Gertel Asset Management. Our payments to Gertel Asset Management during our 2007 fiscal year were approximately $58,000.

        We believe that the amounts paid to related parties described above represented values considered fair and reasonable, reflective of arm's length transactions.

        Our policy with regard to related party transactions is that all related person transactions between us and any related person (including those required to be disclosed pursuant to Item 404 of Regulation S-K) be reviewed for potential conflict of interest situations and approved by our nominating and corporate governance committee.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The audit committee of the board of directors has retained the firm of Ernst & Young LLP, independent registered public accountants, to serve as independent registered public accountants for our 2008 fiscal year. Ernst & Young LLP has served as our independent registered public accounting firm commencing with our 2005 fiscal year. The audit committee reviewed and discussed its selection of, and the performance of, Ernst & Young LLP for our 2008 fiscal year. As a matter of good corporate governance, the audit committee has determined to submit its selection to stockholders for ratification.

        The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by Ernst & Young LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with Ernst & Young LLP, see "The Board of Directors and Its Committees" and "Report of the Audit Committee of the Board of Directors."

        Representatives of Ernst & Young LLP attended five out of the seven in-person meetings of the audit committee in our 2007 fiscal year. We expect that a representative of Ernst & Young LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young

        The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to us during our 2007 and 2006 fiscal years.

	2007		2006
Audit fees	$1,114,000	(1)	$1,133,000	(1)
Audit-related fees	119,000		—
Tax fees	90,000		11,000

Total	$1,323,000		$1,144,000

    (1)
    Audit fees in 2007 and 2006 include $664,000 and $1,038,000, respectively in fees associated with procedures related to our initial public offering.

  Audit Fees

        Audit Fees are for the audit of our annual consolidated financial statements, for reviews of our quarterly financial statements and for services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including issuance of comfort letters to underwriters and consent procedures in connection with our initial public offering in October 2006. Audit fees incurred in both fiscal year 2006 and 2007, include fees associated with procedures related to our initial public offering.

  Audit-Related Fees

        Consists of fees for accounting consultations, statutory audits of our foreign subsidiaries and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under "Audit Fees."

  Tax Fees

        Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance. The audit committee has determined that the provision of these services to us by Ernst & Young LLP is compatible with maintaining their independence.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP
AS OPTIUM'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2008.

OTHER MATTERS

        The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2008 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than August 19, 2008. Stockholders who wish to make a proposal at the 2008 annual meeting—other than one that will be included in our proxy statement—must notify us between August 19, 2008 and September 18, 2008. If a stockholder who wishes to present a proposal fails to notify us by August 19, 2008 and such proposal is brought before the 2008 annual meeting, then under the Securities and Exchange Commission's proxy rules, the proxies solicited by management with respect to the 2008 annual meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Optium Corporation, 200 Precision Road, Horsham, Pennsylvania 19044, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during our 2007 fiscal year.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2007 Annual Report, including audited financial statements for the fiscal year ended July 28, 2007, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, the Company has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called "householding," is not being used, however, if the Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Optium Corporation, 200 Precision Road, Horsham, Pennsylvania 19044, Attention: Secretary, or calls (267) 803-3800 and makes such a request. If your household is receiving multiple copies of our Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Optium Corporation, 200 Precision Road, Horsham, Pennsylvania 19044, Attention: Secretary.

ANNUAL MEETING OF STOCKHOLDERS OF

OPTIUM CORPORATION

December 17, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20230000000000001000 9	121707

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.             To elect two members to the board of directors to serve for three year terms as class I directors, each such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal.  The Board recommends a vote FOR all nominees.

NOMINEES (VOTE WITHHELD):
☐	FOR ALL NOMINEES	☐ Steven Foster
☐ Russell Johnson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instruction below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	To ratify the selection of the firm of Ernst & Young LLP as auditors for the fiscal year ending August 2, 2008. The Board recommends a vote FOR this proposal number 2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To transact such other business as may properly come before the annual meeting and any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OPTIUM CORPORATION

Proxy for Annual Meeting of Stockholders

December 17, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher Brown and David Renner as proxies, with full power of substitution, to vote all shares of stock of Optium Corporation (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Optium Corporation to be held on Monday, December 17, 2007, at 11:00 a.m. local time, at the offices of DrinkerBiddle & Reath LLP located at One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania, 19103-6996 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated November 13, 2007, a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

14475

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on December 17, 2007
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS AND DIRECTORS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT JULY 28, 2007
DIRECTOR COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OPTIUM'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2008.
OTHER MATTERS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
HOUSEHOLDING OF PROXY MATERIALS